SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 9, 2005

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of Registrants as Specified in their Charters)

Delaware Delaware (States or Other Jurisdiction of Incorporation)	001-14387 001-13663 (Commission file Numbers)	06-1522496 06-1493538 (IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT (Address of Principal Executive Offices)		06830 (Zip Code)

Registrants’ telephone number, including area code (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement

         We appointed Martin E. Welch as Interim Chief Financial Officer as described in the press release attached as exhibit 99.1 hereto. In connection with this appointment, we entered into an employment agreement and indemnification agreement with Mr. Welch. These agreements were signed on September 9, 2005 and have an effective date of September 12, 2005. Copies of the employment agreement and indemnification agreement are attached as exhibits 99.2 and 99.3 hereof, respectively.

         Certain summary information concerning the employment agreement is set forth below:

         Base Salary. Mr. Welch will be paid a base salary of $100,000 per month.

         Bonus. Mr. Welch will be eligible for a bonus of $250,000 within 30 days after we file our 2004 Annual Report on Form 10-K (the “2004 10-K”) with the SEC. However, except as described below, he would not be entitled to this bonus unless he is an employee of the company on the date the 2004 10-K is filed.

         If Mr. Welch’s employment is terminated prior to the filing of the 2004 10-K due to his death or his becoming Totally Disabled (as defined in the employment agreement), he (or his estate) would be entitled to a prorated portion of the aforementioned bonus, based on the number of days he was employed during the period from September 12, 2005 to the date of the filing of the 2004 10-K.

         Termination and Severance. Mr. Welch will be employed by us at will, and we or Mr. Welch may at any time terminate the agreement for any reason or no reason. However, if we terminate Mr. Welch’s employment without Cause or he resigns for Good Reason (as such terms are defined in his employment agreement), in each case prior to the date on which we file the 2004 10-K, we are required to continue to pay his base salary for two months following such termination or resignation. In addition, if Mr. Welch has not previously been paid the bonus referred to above, we are required to pay him a bonus of $250,000 if termination without Cause or resignation for Good Reason occurs after a Change of Control (as defined in the employment agreement).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal
                   Officers

         On September 12, 2005, we appointed Martin E. Welch, 57, as Interim Chief Financial Officer. Certain information concerning Mr. Welch’s background is included in the press release attached as exhibit 99.1 hereto. Certain summary information concerning his employment agreement is included under Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	Press release issued by United Rentals, Inc. on September 12, 2005

Exhibit No.	Description
99.2	Employment Agreement, dated as of September 12, 2005, between the Company and Martin Welch III.

99.3	Indemnification Agreement, dated as of September 12, 2005, between the Company and Martin Welch III.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 12th day of September, 2005.

UNITED RENTALS, INC.

By:      /s/ Alfred P. Colangelo
            ————————————
Name: Alfred P. Colangelo
Title:   Vice President, Finance

UNITED RENTALS (NORTH AMERICA), INC.

By:      /s/ Alfred P. Colangelo
            ————————————
Name: Alfred P. Colangelo
Title: Vice President, Finance